Exhibit 99.01
                                  PRESS RELEASE



CONTACTS:
Karen Chrosniak, Director of Investor Relations
Dean Marshall, Director of Finance,
Jim Brown, Vice President, Finance
(877) 496-6704

  Adelphia Announces Record and Distribution Dates for Distribution of Common
                      Stock of Adelphia Business Solutions

COUDERSPORT, Pa., Dec. 26/ -- Adelphia Communications Corporation (Nasdaq:
ADLAC) ("Adelphia ") announced today that it has declared a stock dividend of all of the shares of common stock of Adelphia Business Solutions, Inc. (Nasdaq:
ABIZ)("ABIZ") owned by Adelphia to effectuate its previously announced intent to spin-off the common stock of ABIZ owned by it.

         The dividend will be distributed on January 11, 2002, to holders of Adelphia Class A and Class B common stock of record as of 5:00 p.m. Eastern time on January 8, 2002. Holders of Adelphia Class A common stock will receive Class A common stock of ABIZ in the distribution. Holders of Adelphia Class B common stock will receive Class B common stock of ABIZ in the distribution. The distribution ratio will be the same for the Adelphia Class A common stock and the Adelphia Class B common stock and in each case will be approximately one-half share of a share of ABIZ common stock per share of Adelphia common stock. Adelphia will convert a sufficient number of its shares of ABIZ Class B common stock into ABIZ Class A common stock in order to have a sufficient number of shares of ABIZ Class A common stock to distribute to the Adelphia Class A common stockholders. The exact distribution ratio will be determined on the record date by the ratio of the number of shares of ABIZ common stock owned by Adelphia to the actual number of shares of Adelphia common stock outstanding on the record date. As of December 21, 2001, Adelphia had approximately 212 million shares of common stock outstanding and owned approximately 105 million shares of ABIZ common stock. All of Adelphia's Class B common stock is owned by members of the family of John J. Rigas.

         After the record date, an information statement will be mailed to Adelphia common stockholders of record as of 5:00 p.m. Eastern time on the record date. The information statement will include the exact distribution ratio of shares of ABIZ common stock to be distributed for each share of Adelphia common stock, the treatment of fractional shares and the expected tax treatment (anticipated to be tax-free for U.S. income tax purposes). It is expected that as a result of the dividend, members of the John J. Rigas family will hold a majority of the total voting power of ABIZ common stock.

Adelphia Communications Corporation, with headquarters in Coudersport, Pennsylvania, is the sixth largest cable television company in the country.

The statements in this press release that are not historical facts are forward-looking statements that are subject to material risks and uncertainties. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors which are discussed in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to general business and economic conditions, acquisitions and divestitures, risks associated with the Company's growth and financings, the availability and cost of capital, government and regulatory policies, the pricing and availability of equipment, materials, inventories and programming, product acceptance, the Company's ability to execute on its business plans and to construct, expand and upgrade its cable systems, fiber optic networks and related facilities, risks associated with reliance on the performance and financial condition of vendors and customers, technological developments and changes in the competitive environment in which the Company operates. Additional information regarding factors that may affect the business and financial results of Adelphia can be found in the Company's Form 10-K for the year ended December 31, 2000, as amended by its Form 10-K/A, and its most recently filed Form 10-Q, as well as in the prospectus and most recent prospectus supplement filed under Registration Statement No. 333-64224, under the section entitled "Risk Factors" contained therein. The Company does not undertake to update any forward-looking statements in this press release or with respect to matters described herein.